Exhibit 10.3
Loan No. 18462590S01-I

AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE
THIS AMENDED AND RESTATED REVOLVING CREDIT PROMISSORY NOTE (this “Promissory Note”) to the Credit Agreement dated December 28, 2016 (such agreement, as may be amended, hereinafter referred to as the “Credit Agreement”), is entered into as of    April 30, 2021     between COBANK, ACB, a federally-chartered instrumentality of the United States (“Lender”) and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota, a limited liability company (together with its permitted successors and assigns, the “Borrower”). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.
RECITALS
(A) This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Amended and Restated Revolving Credit Promissory Note numbered 18462590S01-G, dated as of March 1, 2021, between Lender and the Borrower.
SECTION 1.    REVOLVING CREDIT COMMITMENT. On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower during the period set forth below in an aggregate principal amount not to exceed $70,000,000.00, at any one time outstanding (the “Commitment”). Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow.
SECTION 2.    PURPOSE. The purpose of the Commitment is to finance the operating needs of the Borrower.
SECTION 3.    TERM. The term of the Commitment will be from the date hereof, up to and including December 1, 2021, or such later date as Lender may, in its sole discretion, authorize in writing (the “Term Expiration Date”). Notwithstanding the foregoing, the Commitment will be renewed for an additional year only if, on or before the Term Expiration Date, Lender provides to the Borrower a written notice of renewal for an additional year (a “Renewal Notice”). If on or before the Term Expiration Date, Lender grants a short-term extension of the Commitment, the Commitment will be renewed for an additional year only if Lender provides to the Borrower a Renewal Notice on or before such extended expiration date. All annual renewals will be measured from, and effective as of, the same day as the Term Expiration Date in any year.
SECTION 4.    LIMITS ON ADVANCES, AVAILABILITY, ETC. The loans will be made available as provided in Article 2 of the Credit Agreement.
SECTION 5.    INTEREST. The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):
(A)    One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 2.200% (the “LIBOR Margin”) above the higher of: (1) zero percent (0.000%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Lender from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-I
market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate will be reset automatically, without the necessity of notice being provided to Lender, the Borrower, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option. Information about the then- current rate will be made available upon telephonic request. For purposes hereof: (a) “U.S. Banking Day” means a day on which Lender is open for business and banks are open for business in New York, New York; (b) “Eurocurrency Liabilities” will have the meaning as set forth in “FRB Regulation D”; and (c)    “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.
Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Lender will require in a written notice to the Borrower (“Interest Payment Date”).
SECTION 6.    PROMISSORY NOTE. The Borrower promises to repay the unpaid principal balance of the loans on the Term Expiration Date, as the term may be extended from time to time.
In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.
SECTION 7.    SECURITY. The Borrower’s obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.3 of the Credit Agreement.
SECTION 8.    FEES.
(A)    Amendment Fee. In consideration of the Commitment, the Borrower agrees to pay to Lender on the execution hereof, a fee in the amount of $7,500.00.
(B)    Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to Lender a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.200% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.
(C)    Letter of Credit Fee(s): The Borrower agrees to pay to Lender any fees, administrative expenses, and other customary charges that Lender may charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of the letter of credit. In addition, the Borrower agrees to pay to Lender:
1.    Issuance Fee. Upon the issuance of the letter of credit, an issuance fee equal to $1,000.00.
2.    Commission Fee. A commission fee equal to the LIBOR Margin multiplied by the face amount of the letter of credit (computed on the basis of a year of 360 days and actual days elapsed), which fee shall be payable quarterly in arrears on the 20th of each calendar quarter following issuance of the letter of credit, and on the last day of the term of the Commitment.
SECTION 9.    LETTERS OF CREDIT. If agreeable to Lender in its sole discretion in each instance, in addition to loans, the Borrower may utilize the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after Lender’s receipt of a duly completed and executed copy of Lender’s then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and will reduce the amount available under the Commitment by the maximum amount capable of being drawn under such letter of credit. Any draw under any letter of credit issued hereunder will be deemed a

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-I
loan under the Commitment and will be repaid in accordance with this Promissory Note. Each letter of credit must be in form and content acceptable to Lender and must expire no later than the maturity date of the Commitment.
SECTION 10.    LIBOR TERMINATION.
(A)    If at any time the generally recognized administrator of interest rates offered for U.S. dollars on the London interbank market (a “LIBOR Rate”) ceases to provide quotations for LIBOR Rates, or if such administrator or any person having authority over such administrator or with respect to LIBOR Rates generally announces that LIBOR Rates will cease to be provided within a period not exceeding 90 days, or if Lender otherwise determines that LIBOR Rates have been, or are likely within a period not exceeding 90 days to be, discontinued, or that LIBOR Rates do not, or are likely within a period not exceeding 90 days not to, adequately and fairly reflect the cost to the Lender of making or maintaining loans hereunder, then the Lender may, after consultation with but without the consent of the Borrower, amend this promissory note and any other Loan Document to (1) replace any interest rate in this promissory note based upon the LIBOR Rate with a replacement benchmark rate deemed appropriate by the Lender in good faith and in its sole discretion, (2) adjust the margins applicable to the determination of interest rates under this promissory note (whether up or down) as deemed appropriate by Lender in good faith and in its sole discretion to compensate for differences between the LIBOR Rate and such replacement benchmark rate, and (3) after consultation with but without the consent of the Borrower, effect such other technical, administrative and operational changes to the Loan Documents as Lender in good faith and in its sole discretion deems appropriate to reflect the adoption and implementation of such replacement rate. Lender shall give the Borrower not less than five days’ notice of any such amendment prior to the effective date thereof.
(B)    Notwithstanding the foregoing paragraph (A), if prior to the commencement of any interest period proposed to be subject to a LIBOR Rate, Lender determines (which determination shall be conclusive and binding absent manifest error) that:
(1)    either dollar deposits are not being offered to banks in the London interbank market or that adequate and reasonable means do not exist for ascertaining a LIBOR Rate for such interest period; or
(2)    a LIBOR Rate for such interest period will not adequately and fairly reflect the cost to Lender of making or maintaining the loans for such interest period;
then Lender shall give notice thereof to the Borrower as promptly as practicable thereafter and, until Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, (a) any request to convert any loan to, or continue any LIBOR Rate loan at, a LIBOR Rate shall be ineffective, and (b) the Lender shall, after consultation but without the consent of the Borrower, select an alternate rate of interest to apply to any and all balances upon the expiration of the interest period applicable thereto, which rate of interest shall be commercially reasonable and generally consistent with the then-prevailing market convention, if any, for replacement of a LIBOR Rate in bilateral loan transactions.

SIGNATURE PAGE FOLLOWS

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-I
SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed b their duly authorized officer(s).

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

By:	/s/ Mark Hyde

Name:	Mark Hyde

Title:	CFO

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-I
SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed b their duly authorized officer(s).

COBANK, ACB

By:	/s/ Fidel Escalante

Name:	Fidel Escalante

Title:	Assistant Corporate Secretary